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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

         For Registration of certain classes of securities pursuant to
          Section 12(b) or (g) of the Securities Exchange Act of 1934


                                Jenna Lane, Inc.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                       22-3351399
(State of Incorporation                                     (I.R.S. Employer
or Organization)                                          Identification Number)

Jenna Lane, Inc., 1407 Broadway, Suite 1801, New York, New York 10018
                    (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class of Securities                      Name of Exchange on Which Each
----------------------------                      Class is to be Registered
                                                  -------------------------

Common Stock, par value $.01 per share            Nasdaq National Market System
Redeemable Class A Warrant                        Nasdaq National Market System


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A,(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),please check the following box [ ].

         Securities to be registered pursuant to Section 12(g) of the Act:

________________________________________________________________________________
                                (Title of class)

________________________________________________________________________________
                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended, and the instruction to Item 1, reference is made to "Description of Securities" included as part of Registrant's Registration Statement on Form S-1 (file no. 333-11979) for a description of Registrant's Common Stock, $.01 par value, and Redeemable Class A Warrants, which descriptions are incorporated by reference herein in response to this Item.


ITEM 2.  EXHIBITS

         1. Form of Registrant's Common Stock Certificate filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, File No. 333-11979, which
Exhibit is incorporated by reference herein pursuant to Rule 12b-32.

         2. Form of Warrant Certificate filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-1, File No. 333-11979, which Exhibit is incorporated by reference herein pursuant to Rule 12b-32.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                      JENNA LANE, INC.
                                                       (Registrant)


                                                      By:   /s/ Mitchell Dobies
                                                            --------------------
                                                      Mitchell Dobies, President



Dated: March 13, 1997